UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    February 15, 2006

Arrow Financial Corporation

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

0-12507

22-2448962

(Commission File Number)

(IRS Employer Identification No.)

250 Glen Street, Glens Falls, NY

12801

(Address of Principal Executive Offices)

(Zip Code)

(518) 745-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 15, 2006, the Board of Directors appointed Michael B. Clarke, the former President & CEO of Lone Star Industries and Glens Falls Cement Co., Inc., as a Director of the Company, in accordance with the By-laws.  Mr. Clarke was previously a Director of the Company from 1988 to 1999, and a Director of our subsidiary bank, Glens Falls National Bank and Trust Company, from 1987 to 1999.

Mr. Clarke has no arrangement or understanding with any other persons pursuant to which he was appointed to the Board of Directors.  At the time of the appointment, Mr. Clarke will not be a member of any committees of the Board.

Item 5.03 – Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year

On February 15, 2006, the Board of Directors amended the By-laws of the Company to increase the number of Directors from eleven to twelve, coincident with the appointment of Mr. Clarke to the Board of Directors.  Specifically, Section 3.2 of the By-laws was amended to read “[t]he number of directors constituting the Entire Board is fixed at Twelve (12).”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ARROW FINANCIAL CORPORATION

Date: February 15, 2006

By:

/s/ John J. Murphy

John J. Murphy

Executive Vice President, Treasurer and
Chief Financial Officer